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                         DAVIS, GRAHAM & STUBBS, L.L.C.
                                   SUITE 4700
                             370 SEVENTEENTH STREET
                             DENVER, COLORADO 80202

                                                                       EXHIBIT 8

                               September 30, 1995

CLINICOM INCORPORATED
4720 WALNUT STREET
BOULDER, CO 80301

       Re:  Proxy Statement of CliniCom Incorporated
            and Prospectus of HBO & Company
            ---------------------------------------------------
Dear Sirs:

    We have acted as counsel to CliniCom Incorporated in connection with the Registration Statement on Form S-4, to which this opinion appears as Exhibit 8 (the "Registration Statement"), which includes the Proxy Statement of CliniCom Incorporated and the Prospectus of HBO & Company. Unless otherwise indicated, any capitalized terms used herein shall have the same meanings that such terms have in the Proxy Statement/Prospectus. Based upon certain representations as to factual matters that we have received from CliniCom, certain shareholders of CliniCom and HBO & Company, we confirm that in our opinion the statements attributed to us in the Proxy Statement/ Prospectus under the heading "Certain Federal Income Tax Consequences" are accurate in all material respects.

    We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Proxy Statement/ Prospectus constituting part of the Registration Statement.

                                          Very truly yours,
                                          /s/
                                          DAVIS, GRAHAM & STUBBS, L.L.C.